BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number 20150158919-61
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/07/2015 9:37 AM
	Entity Number E0149202011-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Nemus Bioscience, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designation (Document Number 20150150736-90)

3. Filing date of the original document for which correction is being made: April 1, 2015

4. Description of the inaccuracy or defect:

Section 1(k) of the Certificate of Designation inaccurately specifies the date of March __, 2015 when it should have specified April 1, 2015.

5. Correction of the inaccuracy or defect:

Section 1(k) of the Cetificate of Designation is corrected and replaced in its entirety to read as follows:

(k) "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated April 1, 2015, between the Corporation and the holders of the Preferred Stock.

6. Signature:

X [signature]

Authorized Signature

Chief Executive Officer
Title *

April 7, 2015
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.